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                                                                    EXHIBIT 99.3

                        RESTATED SHAREHOLDERS AGREEMENT

     SHAREHOLDERS AGREEMENT dated as of March 15, 1994, and restated as of April 27, 1994 by and among SAHI, Inc., a Delaware corporation ("SAHI, Inc."), SAHI Partners, a Delaware general partnership ("SAHI Partners" and, together with SAHI, Inc., "SAHI") and Angeles Participating Mortgage Trust, a California Business Trust (the "Company").

     WHEREAS, SAHI Partners owns 244,100 Class A shares of the Company ("Class A Shares") and is the holder of a Warrant (the "Class A Warrant") for the right to purchase an additional 5,000,000 Class A Shares which shares and Class A Warrant, on a fully-diluted basis, represent 46.31 percent of the voting power of the Company and, additionally, SAHI Partners owns 1,275,000 Class B shares of the Company ("Class B Shares") which represent approximately 33 percent of the voting power of the Company;

     WHEREAS, SAHI, Inc. is the holder of a Warrant (the "Class B Warrant") for the right to purchase an additional 2,500,000 Class B Shares which, if exercised, would preserve the voting power of the Company held by the entirety of the Class B Shares;

     WHEREAS, the Class B Shares were previously owned by SAHI, Inc. and SAHI, Inc. subsequently transferred the Class B Shares to SAHI Partners; and

     WHEREAS, in order to induce the Company to issue the Class A Warrant to SAHI Partners and the Class B Warrants to SAHI, Inc., SAHI Partners and SAHI, Inc. agreed to enter into this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Protection of Cash Reserves. Each of SAHI Partners and SAHI, Inc. agree that it shall take no action, directly or indirectly, which would cause the cash or cash equivalent reserves of the Company to be reduced below $2,000,000 at any time on or before December 31, 1994; below $1,000,000 at any time on or before December 31, 1995; or below $500,000 at any time on or before December 31, 1996 (including, without limitation, terminating or amending or attempting to terminate or amend that certain Trust dated as of 11/23/93 by and between the Company and Ronald J. Consiglio, as amended 3/14/94).

     Section 2. Interested Transactions. Each of SAHI Partners and SAHI, Inc. agree that during the three year period beginning on the date of the Company's next annual meeting it shall take no action, directly or indirectly, which would cause the Company to enter into any Interested Transactions (as defined below) unless any such Interested Transaction has been approved by a majority of the Independent Trustees (as defined below) of the Company.

     Section 3. Independent Trustees. Each of SAHI Partners and SAHI, Inc. shall take all actions within their powers, to cause the election of at least two Independent Trustees
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to serve on the Company's Board of Trustees during the three year period beginning on the date of the Company's next annual meeting; provided that in no event shall SAHI Partners or SAHI, Inc. be obligated to take any action which would prevent them from electing a majority of the entire Trustees on the Company's Board of Trustees.

     Section 4. Fairness Opinion Expenses. SAHI Partners and SAHI, Inc. jointly and severally agree to reimburse the Company for fifty percent of the costs incurred by the Company in securing the fairness opinions described in Section 10 of the Class A and Class B Warrants; provided, however, that such reimbursement obligation shall not exceed $25,000 in the aggregate. SAHI Partners and/or SAHI, Inc. shall make such reimbursement promptly upon receipt of an itemized statement from the Company of such costs.

     Section 5. Transfers. During the term of this Agreement, SAHI Partners and SAHI, Inc. shall not transfer or undertake a series of transfers of Class A Shares or Class B Shares which in the aggregate represent over 9% of the voting power of the Company unless the transferees thereof agree to be bound by the terms hereof pursuant to a written agreement in form and substance reasonably acceptable to the Company.

     Section 6. REIT Status. SAHI Partners and SAHI, Inc. will not intentionally engage in any actions which jeopardize or cause the Company to violate its qualification as a Real Estate Investment Trust under Part II, Subchapter M of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended.

     Section 7. Definitions. The following terms have the meanings set forth below:

          "Interested Transactions" means to:

               (a) merge, consolidate with, or otherwise acquire all or any portion of the business, assets or securities of any SAHI Affiliate or sell, transfer or assign any portion of the Company's business, assets or securities to any SAHI Affiliate;

               (b) make any loans or other advances of money to, or guarantee with or for the benefit of, any SAHI Affiliate or any officer, director or shareholder (both direct and indirect) of any SAHI Affiliate;

               (c) sell, lease, transfer or otherwise dispose of any property or assets from, entertain or maintain any contract, agreement or understanding with, or otherwise enter into, or be a party to, any transaction with, any SAHI Affiliate or any officer, director, or shareholder (both direct and indirect) of any SAHI Affiliate;

               (d) take any actions (other than the entry into this Agreement, the purchase of the Class A Warrant and the Class B Warrant, and the consummation of the transactions contemplated herein and therein) which would
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          result in one or more publicly-traded classes of the Company's equity securities no longer having the attributes of public ownership; or

               (e) take any actions beneficial to any SAHI Affiliate which would be detrimental to a material number of public shareholders of the Company;

          provided, however, the actions described in (a), (b) and (c) above shall not constitute an Interested Transaction if (i) the action taken has been determined by the Company's Board of Trustees to be pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms which are no less favorable to the Company than would be obtained in a comparable arms-length transaction with an independent third-party and (ii) the transaction involves less than $500,000.

          "Independent Trustees" shall means a Trustee who is (i) not an officer, employee, agent, shareholders (direct or indirect) or representative of the Company, SAHI Partners, SAHI, Inc., or any SAHI Affiliate, (ii) not a spouse, sibling, lineal descendant, ancestor, aunt, uncle or first cousin of any of the aforesaid Persons (including in-laws and adopted relationships), and (iii) free of any relationship that would interfere with the exercise of independent judgment, provided, however, that Ronald J. Consiglio, J. D'Arcy Chisolm and Jack E. McDonald shall be considered Independent Trustees hereunder.

          "Affiliate" of an entity means a person which directly or indirectly through one or more intermediaries control, or is controlled by, or is under common control with, such entity.

          "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

     Section 8. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company, SAHI Partners or SAHI, Inc. unless such modification, amendment or waiver is approved in writing by the Company, SAHI Partners and SAHI, Inc.

     Section 9. Successors and Assigns. This Agreement will bind and inure to the benefit of and be enforceable by (a) the Company and its successors and assigns and (b) SAHI Partners and SAHI, Inc. and their respective successors and assigns.

     Section 10. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

     Section 11. Descriptive Headings; Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part


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of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          Section 12. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

          Section 13. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and will be deemed to have been duly given when delivered personally to the recipient, sent to the recipient by reputable express courier (charges prepaid) or mailed by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the addresses indicated below:

          To the Company:

                 Angeles Participating Mortgage Trust
                 2049 Century Park East
                 Suite 4080
                 Los Angeles, California 90067
                 Facsimile: (310) 772-0139
                 Attention: Ronald J. Consiglio

          With a copy to:

                 Katten Muchin Zavis & Weitzman
                 1990 Avenue of the Stars
                 Suite 1400
                 Los Angeles, CA 99067
                 Facsimile: (310) 788-4471
                 Attention: James K. Baer, Esq.

          To SAHI Partners or SAHI, Inc.:

                 c/o Starwood Capital Group, L.P.
                 228 Saugatuck Avenue
                 Westport, CT 06880
                 Facsimile: (203) 221-4647
                 Attention: Madison Grose, Esq.

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          With a copy to:

                 Kirkland & Ellis
                 200 East Randolph Drive
                 Chicago, IL 60601
                 Facsimile: (312) 861-2200
                 Attention: Gary Silverman, Esq.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

          Section 14. Preamble; Preliminary Recital. The Preliminary Recitals set forth in the Preamble hereto are hereby incorporated and made part of this Agreement.

          Section 15. Entire Agreement. This Agreement and the Class A and Class B Warrants set forth the entire understanding of the parties, and supersede and preempt all prior oral or written understandings and agreements with respect to the subject matter hereof, including the Shareholders Agreement dated March 15, 1994.

          Section 16. Third Party Beneficiaries. It is specifically contemplated that the public shareholders of the Company be third party beneficiaries of this Agreement.

          Section 17. Termination. This Agreement will terminate automatically and be of no further force and effect upon the earlier of (i) the third anniversary of the Company's next annual meeting, or (ii) the expiration or termination (without exercise) of the Class A and Class B Warrants.
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          IN WITNESS WHEREOF, the parties hereto have executed this Shareholders
Agreement as of the date set forth above.

                                            ANGELES PARTICIPATING MORTGAGE TRUST

                                            By:  /s/ Ronald J. Consiglio
                                                 -------------------------------
                                                 Its:  President
                                                       -------------------------


                                            SAHI PARTNERS

                                            By:  SAHI, Inc., a general partner


                                                 By:   /s/ Madison F. Grose
                                                       -------------------------
                                                       Its: Vice President
                                                            --------------------



                                            SAHI, Inc.


                                            By:  /s/ Madison F. Grose
                                                 -------------------------------
                                                 Its: Vice President
                                                      --------------------------